UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

December 10, 2008

Date of Report (date of Earliest Event Reported)

Middle Kingdom Alliance Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000 - 1360244	20-4293876
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328

(Address of principal executive offices and zip code)

(404) 257-9150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, at a special meeting of the stockholders, the stockholders of Middle Kingdom Alliance Corp. approved three amendments to the registrant’s Second Amended and Restated Certificate of Incorporation, the effect of which is to (i) eliminate the provision of its certificate of incorporation that purported to prohibit amending its “business combination” provisions; (ii) extend the date before which the registrant must complete a business combination from December 13, 2008 to August 31, 2009 to avoid being required to liquidate, and, in connection therewith, authorize Middle Kingdom to amend the trust agreement established in connection with Middle Kingdom’s initial public offering to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009; and (iii) allow holders of less than 20% of the registrant’s Class B shares who voted against the three amendments considered at the meeting and elected conversion to convert their Class B Shares into a portion of the funds available in the trust account. The three amendments were approved by a vote of 80.19%, 80.75% and 80.19%, respectively, of the shares of Common Stock and Class B Common Stock, voting as a group at the special meeting.

On December 10, 2008, after approval thereof at its special meeting of stockholders of the foregoing amendments to the registrant’s Second Amended and Restated Certificate of Incorporation, the registrant filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

3.1	Certificate of Amendment to the registrant’s Second Amended and Restated Certificate of Incorporation, filed December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middle Kingdom Alliance Corp.

Date: December 10, 2008	By:	/s/ David A. Rapaport
David A. Rapaport,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the registrant’s Second Amended and Restated Certificate of Incorporation, filed December 10, 2008.